UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: July 21, 2010

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

                                                          (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

American Airlines, Inc. is furnishing herewith a press release issued on July 21, 2010 by its parent company, AMR Corporation (AMR), as Exhibit 99.1, which is included herein.  This press release was issued to report AMR’s second quarter 2010 results.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

	Exhibit 99.1	Press Release of AMR dated July 21, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  July 21, 2010

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release

CONTACT:     Tim Wagner
Corporate Communications
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE: Wednesday, July 21, 2010

Editor's Note: A live Webcast reporting second quarter results will be broadcast on the Internet on July 21 at 2 p.m. EDT (Windows Media Player required for viewing)

AMR CORPORATION REPORTS SIGNIFICANT IMPROVEMENT
IN SECOND QUARTER 2010 FINANCIAL RESULTS
Despite Higher Fuel Prices, Net Loss Reduced to $10.7 Million
Compared to Net Loss of $390 Million in Same Period Last Year
Received Regulatory Approval for Joint Business with British Airways and Iberia
Organizational Changes Announced to Capitalize on Continued Momentum
Agreed to Purchase 35 More Boeing 737-800s to Replace MD80s
Announced Expansion of JetBlue Partnership
FORT WORTH, Texas – AMR Corporation, the parent company of American Airlines, Inc., today reported a net loss of $10.7 million for the second quarter of 2010, or $0.03 per share, compared to a net loss of $390 million, or $1.39 per share, in the second quarter of 2009.
These results include the impact of significantly higher fuel prices compared to the year-ago quarter. Including the impact of fuel hedging, AMR paid nearly $334 million more for jet fuel in the second quarter, at an average of $2.37 per gallon, than it would have paid at prices prevailing during the second quarter of 2009, when it paid $1.90 per gallon. The second quarter 2009 results included the impact of approximately $70 million in non-recurring charges related to the sale of certain aircraft and the grounding of leased Airbus A300 aircraft prior to lease expiration. Excluding those non-recurring charges, the second quarter 2009 loss was $319 million, or $1.14 per share.
“Though increased fuel prices added dramatically to our expenses this quarter, we made substantial progress improving our financial performance comparatively, both year-over-year and in sequential quarters,” said AMR Chairman and CEO Gerard Arpey. “As we move forward, we remain focused on our primary goals of driving revenue growth, controlling costs, and returning to sustained profitability.
“Our plan to achieve these objectives is distinguished by our cornerstone network strategy, the ongoing implementation of our planned joint business agreements in the trans-Atlantic and trans-Pacific markets, additional alliance and network activities, and our ongoing fleet renewal efforts.
“Taken together, these initiatives are designed to grow revenue, fortify our network, and control our unit costs – all central elements of our Flight Plan 2020. We believe our plan, and these initiatives, are paving the way to a more successful and competitive company.”
Arpey also highlighted several recent developments that demonstrate the Company’s progress in executing the five tenets of Flight Plan 2020: Fly Profitably, Invest Wisely, Earn Customer Loyalty, Strengthen and Defend our Global Network, and Be a Good Place for Good People.
Since the end of the second quarter, American and fellow oneworld® members British Airways and Iberia received final regulatory approval in the U.S. and European Union to operate a joint business between North America and Europe.
Capitalizing on the momentum from the granting of antitrust immunity across the Atlantic, and anticipating similar immunity across the Pacific, AMR today announced a reorganization of its senior management team.
Tom Horton, previously Executive Vice President Finance and Planning and Chief Financial Officer, has been promoted to President – AMR and American Airlines and will continue to report directly to Arpey.  With his expanded responsibilities, Horton will oversee the finance, planning, sales and marketing, customer service and information technology organizations. As part of these changes, Bella Goren will assume the role of Senior Vice President – Chief Financial Officer. Goren, formerly Senior Vice President – Customer Relationship Marketing, will report to Horton. (More information on the organizational changes is available in a separate press release issued today.)
In addition, American this week announced it will expand its partnership with JetBlue Airways in the coming months, so that members of American’s AAdvantage® program and JetBlue’s TrueBlue® customer loyalty program will be able to earn AAdvantage miles or TrueBlue points, respectively, when they fly only on American and JetBlue cooperative interline routes. Also, American today extended its fleet renewal efforts by agreeing to purchase 35 more-fuel-efficient Boeing 737-800 aircraft to continue replacing its MD80 fleet.

Financial and Operational Performance

AMR reported second quarter consolidated revenues of approximately $5.7 billion, an increase of 16.0 percent year over year. American, its regional affiliates, and AA Cargo, as well as the ‘other revenue’ category, all experienced double-digit, year-over-year increases, as total operating revenue was approximately $785 million better in second quarter 2010 compared to the second quarter of the previous year.
Consolidated passenger revenue per available seat mile (unit revenue) grew 16.7 percent compared to the second quarter of 2009, while mainline unit revenue at American grew 16.8 percent. Tight capacity control that drove higher load factors and improving economic conditions drove higher unit revenue.
Passenger yield, which represents the average fares paid, increased at American by 14.0 percent year over year in the second quarter.
Mainline unit costs in the second quarter increased 3.5 percent year over year, excluding fuel costs and 2009 special items. Trans-Atlantic cancellations caused by the eruption of the Icelandic volcano reduced operating earnings by an estimated $17 million.
Mainline capacity, or total available seat miles, in the second quarter decreased by 0.4 percent compared to the prior year’s second quarter, as the Company continues to maintain capacity discipline.
American’s mainline load factor – or percentage of total seats filled – was 83.9 percent during the second quarter, 2.0 points higher than the year-ago period.

Balance Sheet Update

AMR ended the second quarter with approximately $5.5 billion in cash and short-term investments, including a restricted balance of $461 million, compared to a balance of $3.3 billion in cash and short-term investments, including a restricted balance of $460 million, at the end of the second quarter of 2009.
AMR’s Total Debt, which it defines as the aggregate of its long-term debt, capital lease obligations, the principal amount of airport facility tax-exempt bonds, and the present value of aircraft operating lease obligations, was $16.1 billion at the end of the second quarter of 2010, compared to $14.2 billion a year earlier.
AMR’s Net Debt, which it defines as Total Debt less unrestricted cash and short-term investments, was $11.0 billion at the end of the second quarter, compared to $11.4 billion in the second quarter of 2009.

Second Quarter Highlights

•
American received authority from the U.S. Department of Transportation (DOT) to operate daily, year-round scheduled service from New York’s John F. Kennedy International Airport to Tokyo International Airport at Haneda (HND). American will serve the JFK – Tokyo (Haneda) route starting Jan. 20, 2011.

•	American Airlines launched its first flight between Chicago O’Hare International Airport and Beijing Capital International Airport, one of the world’s busiest airports, on May 25.

•
American Airlines was awarded by the DOT rights to fly 11 new flights per week between the United States and Brazil beginning Nov. 18. American will fly between New York and Rio de Janeiro and between Miami and Brasilia.

•	AMR named Daniel P. Garton President and Chief Executive Officer of American Eagle. AMR also reiterated its intent to evaluate the possible divestiture of American Eagle.

•
Through the Atlantic Interoperability Initiative to Reduce Emissions (AIRE), American became the first U.S. airline to test next-generation technology and procedures designed to significantly reduce carbon emissions and save fuel on trans-Atlantic routes.

Guidance

Mainline and Consolidated Capacity
AMR expects its full-year mainline capacity to increase by 0.9 percent in 2010 compared to 2009, with domestic capacity down 0.1 percent and an increase of international capacity of 2.4 percent compared to 2009 levels. On a consolidated basis, AMR expects full-year capacity to increase by 1.2 percent in 2010 compared to 2009.
The Company’s 2010 capacity levels include the reinstatement of flying that was canceled in 2009 due to the H1N1 virus and the launch of Chicago-Beijing service, which was deferred from 2009.
AMR expects mainline capacity in the third quarter of 2010 to increase by 3.0 percent compared to the third quarter of 2009, with domestic capacity expected to be up 0.3 percent and international capacity expected to be up 7.3 percent compared to third quarter 2009 levels. AMR expects consolidated capacity in the third quarter of 2010 to increase by 3.4 percent compared to the third quarter of 2009.

Fuel Expense and Hedging

While the cost of jet fuel has been increasing recently and remains very volatile, based on the July 8 forward curve, AMR is planning for an average system price of $2.25 per gallon in the third quarter of 2010 and $2.29 per gallon for all of 2010. Consolidated consumption for the third quarter is expected to be 715 million gallons of jet fuel.
AMR has 44 percent of its anticipated third quarter 2010 fuel consumption hedged at an average cap of $2.38 per gallon of jet fuel equivalent ($89 per barrel crude equivalent), with 43 percent subject to an average floor of $1.81 per gallon of jet fuel equivalent ($66 per barrel crude equivalent). AMR has 38 percent of its anticipated full-year consumption hedged at an average cap of $2.43 per gallon of jet fuel equivalent ($92 per barrel crude equivalent), with 37 percent subject to an average floor of $1.83 per gallon of jet fuel equivalent ($67 per barrel crude equivalent).

Mainline and Consolidated Cost per Available Seat Mile (CASM), Excluding Special Items

	3Q2010 (est.) vs. 3Q2009 H/(L)	Full year 2010 (est.) vs. 2009 H/(L)
Mainline	1.7%	4.0%
Excluding Fuel	(0.1)	1.2
Consolidated	2.0	4.1
Excluding Fuel	0.0	1.2

The estimated 1.2 percent increase in consolidated cost per seat mile, excluding fuel and special items, for 2010 is primarily due to anticipated higher revenue-related expenses (such as credit card fees, commissions, and booking fees), airport-related expenses (such as landing fees and facilities costs), and financing costs related to new aircraft deliveries. The third quarter and full year estimates above exclude the potential impact of current tentative labor agreements that, if they become effective in 2010, would increase full year unit costs by an estimated 0.4 percent, which would result in a full year cost estimate in line with previous guidance. The increased costs are largely the result of the signing bonus and wage increases included in the agreements. If the agreements are ratified, the Company anticipates implementing productivity improvements consistent with the agreements that will help to offset the ongoing cost of salary increases.

Editor’s Note: AMR’s Chairman and Chief Executive Officer, Gerard Arpey, and its Executive Vice President and Chief Financial Officer, Thomas Horton, will make a presentation to analysts during a teleconference on Wednesday, July 21, 2010, at 2 p.m. EDT. Following the analyst call, they will hold a question-and-answer conference call for media. Reporters interested in listening to the presentation or participating in the media Q&A should call 817-967-1577.

Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events. When used in this release, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals, or actions we may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs; future financing plans and needs; the amounts of the Company’s unencumbered assets and other sources of liquidity; fleet plans; overall economic and industry conditions; plans and objectives for future operations; regulatory approvals and actions, including the Company’s application for antitrust immunity with other oneworld alliance members; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. This release includes forecasts of unit cost and revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, other income/expense estimates, share count, statements regarding the Company’s liquidity, and statements regarding expectations of regulatory approval of our application for antitrust immunity with other oneworld members, each of which is a forward-looking statement. Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations. The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements: the materially weakened financial condition of the Company, resulting from its significant losses in recent years; very weak demand for air travel and lower investment asset returns resulting from the severe global economic downturn; the Company’s need to raise substantial additional funds and its ability to do so on acceptable terms; the ability of the Company to generate additional revenues and reduce its costs; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy certain covenants and conditions in certain of its financing and other agreements; changes in economic and other conditions beyond the Company’s control, and the volatile results of the Company’s operations; the fiercely and increasingly competitive business environment faced by the Company; potential industry consolidation and alliance changes; competition with reorganized carriers; low fare levels by historical standards and the Company’s reduced pricing power; changes in the Company’s corporate or business strategy; extensive government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as SARS, avian flu or the H1N1 virus) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; losses and adverse publicity resulting from any accident involving the Company’s aircraft; interruptions or disruptions in service at one or more of the Company’s primary market airports; the heavy taxation of the airline industry; changes in the price of the Company’s common stock; and the ability of the Company to reach acceptable agreements with third parties. Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

AMR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Percent
	2010	2009	Change
Revenues
Passenger - American Airlines	$4,279	$3,677	16.4%
- Regional Affiliates	600	513	16.9
Cargo	170	134	27.5
Other revenues	625	565	10.2
Total operating revenues	5,674	4,889	16.0

Expenses
Wages, salaries and benefits	1,714	1,698	0.9
Aircraft fuel	1,655	1,334	24.1
Other rentals and landing fees	352	338	3.9
Maintenance, materials and repairs	340	314	8.3
Depreciation and amortization	267	282	(5.1)
Commissions, booking fees and credit card expense	248	207	19.5
Aircraft rentals	145	126	14.9
Food service	121	123	(0.5)
Special charges	-	23	(100.0)
Other operating expenses	636	670	(5.4)
Total operating expenses	5,478	5,115	7.1

Operating Income (Loss)	196	(226)	*

Other Income (Expense)
Interest income	6	9	(22.6)
Interest expense	(209)	(167)	25.6
Interest capitalized	8	10	(23.6)
Miscellaneous – net	(12)	(16)	(18.8)
	(207)	(164)	26.2

Loss Before Income Taxes	(11)	(390)	(97.3)
Income tax	-	-	-
Net Loss	$(11)	$(390)	(97.3)

Loss Per Share
Basic	$(0.03)	$(1.39)
Diluted	$(0.03)	$(1.39)

Number of Shares Used in Computation
Basic	333	280
Diluted	333	280

* Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Three Months Ended June 30,		Percent
	2010	2009	Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	32,215	31,564	2.1
Available seat miles (millions)	38,413	38,566	(0.4)
Cargo ton miles (millions)	478	399	19.9
Passenger load factor	83.9%	81.8%	2.0 pts
Passenger revenue yield per passenger mile (cents)	13.28	11.65	14.0
Passenger revenue per available seat mile (cents)	11.14	9.53	16.8
Cargo revenue yield per ton mile (cents)	35.67	33.53	6.4
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	12.62	11.76	7.3
Fuel consumption (gallons, in millions)	627	638	(1.7)
Fuel price per gallon (dollars)	2.37	1.89	25.5

Regional Affiliates
Revenue passenger miles (millions)	2,230	2,182	2.2
Available seat miles (millions)	2,994	2,921	2.5
Passenger load factor	74.5%	74.7%	(0.2) pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	65,600	66,900
Other	12,700	12,300
Total	78,300	79,200

(1)	Excludes $662 million and $608 million of expense incurred related to Regional Affiliates in 2010 and 2009, respectively.

       AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Three Months Ended June 30, 2010
Entity Results	RASM1 (cents)	Y-O-Y Change	ASMs2 (billions)	Y-O-Y Change

DOT Domestic	11.20	14.4%	23.4	0.0%
International	11.05	20.9	15.0	(1.0)
DOT Latin America	10.90	13.8	7.2	2.7
DOT Atlantic	11.36	28.3	6.0	(6.2)
DOT Pacific	10.57	25.3	1.8	3.6

American Airlines, Inc.	Three Months Ended June 30, 2010
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	85.7	0.8	13.06	13.3%
International	81.0	3.8	13.64	15.1
DOT Latin America	76.3	3.3	14.27	8.9
DOT Atlantic	85.0	4.3	13.37	21.9
DOT Pacific	86.3	6.0	12.25	16.6

1 Revenue per Available Seat Mile
2 Available Seat Miles

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Three Months Ended June 30,
(in millions, except as noted)	2010	2009

Total operating expenses	$5,510	$5,144
Less: Operating expenses incurred related to Regional Affiliates	662	608
Operating expenses excluding expenses incurred related to Regional Affiliates	$4,848	$4,537
American mainline jet operations available seat miles	38,413	38,566
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	12.62	11.76

Percent change	7.3%

American Airlines, Inc. Mainline Jet Operations	Three Months Ended June 30,
(in millions, except as noted)	2010	2009

Total operating expenses	$5,510	$5,144
Less: Operating expenses incurred related to Regional Affiliates	662	608
Operating expenses excluding expenses incurred related to Regional Affiliates	$4,848	$4,537
American mainline jet operations available seat miles	38,413	38,566
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	12.62	11.76
Less: Impact of special items (cents)	-	0.18
Operating expenses per available seat mile, excluding impact of special items (cents)	12.62	11.58

Percent change	9.0%

Less: Fuel cost per available seat mile (cents)	3.87	3.12
Operating expenses per available seat mile, excluding impact of special items and the cost of fuel (cents)	8.75	8.46

Percent change	3.5%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items assists investors in understanding the impact of fuel prices and special items on the Company’s operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation Calculation of Net Debt	As of June 30,
(in millions)	2010	2009

Current and long-term debt	$10,869	$9,416
Current and long-term capital lease obligations	628	676
Principal amount of certain airport facility tax-exempt bonds and the present value of aircraft operating lease obligations	4,588	4,082
	16,085	14,174
Less: Unrestricted cash and short-term investments	5,084	2,808
Net Debt	$11,001	$11,366

Note:  The Company believes the net debt metric assists investors in understanding changes in the Company’s liquidity and the results of its efforts to build a financial foundation under the Company’s Turnaround Plan.

AMR Corporation	Three Months Ended June 30,
	2010	2009

Operating expenses per available seat mile (cents)	13.23	12.33
Less: Impact of special items (cents)	-	0.17
Operating expenses per available seat mile (cents)	13.23	12.16

Percent change	8.8%

Less: Fuel cost per available seat mile (cents)	4.00	3.22
Operating expenses per available seat mile, excluding impact of special items and the cost of fuel (cents)	9.23	8.94

Percent change	3.2%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Three Months Ended September 30,
	2010 (Estimate)	2009 (Actual)

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	12.26	12.29
Less: Impact of special items (cents)	-	0.24
Operating expenses per available seat mile, excluding Regional Affiliates and impact of special items (cents)	12.26	12.05

Percent change	1.7%

Less: Fuel expense per available seat mile (cents)	3.63	3.41
Operating expenses per available seat mile, excluding Regional Affiliates, impact of special items and fuel expense (cents)	8.63	8.64

Percent change	(0.1)%

American Airlines, Inc. Mainline Jet Operations	Year Ended December 31,
	2010 (Estimate)	2009 (Actual)

Operating expenses per available seat mile, excluding Regional Affiliates (cents) Less: Impact of special items (cents)	12.53 0.03	12.22 0.20
Operating expenses per available seat mile, excluding Regional Affiliates and impact of special items (cents)	12.50	12.02

Percent change	4.0%

Less: Fuel expense per available seat mile (cents)	3.68	3.31
Operating expenses per available seat mile, excluding Regional Affiliates, impact of special items and fuel expense (cents)	8.82	8.71

Percent change	1.2%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation	Three Months Ended September 30,
	2010 (Estimate)	2009 (Actual)

Operating expenses per available seat mile (cents) Less: Impact of special items (cents)	12.85 -	12.82 0.22
Operating expenses per available seat mile, excluding impact of special items (cents)	12.85	12.60

Percent change	2.0%

Less: Fuel expense per available seat mile (cents)	3.75	3.51
Operating expenses per available seat mile, excluding impact of special items and fuel expense (cents)	9.10	9.09

Percent change	0.0%

AMR Corporation	Year Ended December 31,
	2010 (Estimate)	2009 (Actual)

Operating expenses per available seat mile (cents) Less: Impact of special items (cents)	13.14 0.03	12.81 0.22
Operating expenses per available seat mile, excluding impact of special items (cents)	13.11	12.59

Percent change	4.1%

Less: Fuel expense per available seat mile (cents)	3.81	3.40
Operating expenses per available seat mile, excluding impact of special items and fuel expense (cents)	9.30	9.19

Percent change	1.2%

AMR Corporation	Three Months Ended June 30,
(in millions, except as noted)	2010	2009

Net Loss	(11)	(390)
Less: Impact of special items	-	(70)
Net Loss, excluding impact of special items	(11)	(319)
Loss Per Share
Basic	(0.03)	(1.14)
Diluted	(0.03)	(1.14)

AMR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Six Months Ended June 30,		Percent
	2010	2009	Change
Revenues
Passenger - American Airlines	$8,110	$7,357	10.2%
- Regional Affiliates	1,098	970	13.2
Cargo	324	278	16.7
Other revenues	1,210	1,123	7.7
Total operating revenues	10,742	9,728	10.4

Expenses
Wages, salaries and benefits	3,417	3,386	0.9
Aircraft fuel	3,131	2,632	19.0
Other rentals and landing fees	704	662	6.3
Maintenance, materials and repairs	691	619	11.7
Depreciation and amortization	534	554	(3.5)
Commissions, booking fees and credit card expense	482	424	13.7
Aircraft rentals	274	250	9.4
Food service	236	237	(0.1)
Special charges	-	36	(100.0)
Other operating expenses	1,375	1,348	1.9
Total operating expenses	10,844	10,148	6.8

Operating Loss	(102)	(420)	(75.7)

Other Income (Expense)
Interest income	11	20	(42.7)
Interest expense	(418)	(353)	18.4
Interest capitalized	18	20	(13.1)
Miscellaneous – net	(25)	(32)	(21.9)
	(414)	(345)	20.0

Loss Before Income Taxes	(516)	(765)	(32.5)
Income tax	-	-	-
Net Loss	$(516)	$(765)	(32.5)

Loss Per Share
Basic	$ (1.55)	$ (2.74)
Diluted	$ (1.55)	$ (2.74)

Number of Shares Used in Computation
Basic	333	279
Diluted	333	279

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Six Months Ended June 30,		Percent
	2010	2009	Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	60,916	60,158	1.3
Available seat miles (millions)	75,259	76,348	(1.4)
Cargo ton miles (millions)	925	770	20.2
Passenger load factor	80.9%	78.8%	2.1 pts
Passenger revenue yield per passenger mile (cents)	13.31	12.23	8.9
Passenger revenue per available seat mile (cents)	10.78	9.64	11.8
Cargo revenue yield per ton mile (cents)	35.04	36.12	(3.0)
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	12.76	11.79	8.2
Fuel consumption (gallons, in millions)	1,225	1,255	(2.3)
Fuel price per gallon (dollars)	2.30	1.90	21.0

Regional Affiliates
Revenue passenger miles (millions)	4,093	4,043	1.2
Available seat miles (millions)	5,767	5,739	0.5
Passenger load factor	71.0%	70.4%	0.5 pts

(1)	Excludes $1.3 billion and $1.2 billion of expense incurred related to Regional Affiliates in 2010 and 2009, respectively.

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Six Months Ended June 30, 2010
Entity Results	RASM1 (cents)	Y-O-Y Change	ASMs2 (billions)	Y-O-Y Change

DOT Domestic	10.73	10.2%	46.2	(0.5)%
International	10.86	14.5	29.0	(2.9)
DOT Latin America	11.40	9.2	14.5	(1.4)
DOT Atlantic	10.42	23.4	11.0	(5.9)
DOT Pacific	9.91	11.9	3.4	0.8

1 Revenue per Available Seat Mile
2 Available Seat Miles

American Airlines, Inc.	Six Months Ended June 30, 2010
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	82.3	0.6	13.03	9.3%
International	78.8	4.4	13.78	8.1
DOT Latin America	77.5	4.4	14.71	2.9
DOT Atlantic	78.7	3.9	13.24	17.2
DOT Pacific	84.2	6.0	11.77	4.0

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